UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 7, 2005

ANGELCITI ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30213	52-2043569
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9000 SHERIDAN STREET, SUITE 7, PEMBROKE PINES, FL 33024

(Address of Principal Executive Office) (Zip Code)

800-908-9574

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 - OTHER EVENTS

Item 8.01

Other Events

In December 2003 AngelCiti Entertainment, Inc. (the “Company”) entered into a Loan and Security Agreement (the "Loan Agreement") with an unrelated third party (the “Lender”) that provided for a credit facility of up to $2,430,000 (the “Loan”) secured by 49,020 Series “B” Preferred Shares of the Company.  On or about December 17, 2004, the Company had reached agreement with the Lender to receive a $300,000 installment under the Loan Agreement and has provided the Lender with permission to convert 12,555 of the Series “B” Preferred Shares securing the Loan into 28,320,000 common shares that will now secure the Loan.  The $300,000 in funds was advanced to the Company on January 7, 2004 and as a result of this transaction there are 31,561,421 outstanding shares of common stock in the Company, 28,320,000 of which are held by the Lender as security for the Loan. On March 4, 2005, the Company entered into an Agreement with the Lender to retire the remaining 36,675 Series “B” Preferred shares held by the Lender as additional collateral for the Loan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ANGELCITI ENTERTAINMENT, INC.

By:	/s/ George Gutierrez
George Gutierrez President

Date:  March 7, 2005

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